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                                                                EXHIBIT 4.8(a)

                 AMENDMENT 1 TO RECEIVABLES PURCHASE AGREEMENT



                  AMENDMENT, dated as of November 18, 1998 to the Receivables Purchase Agreement, dated as of September 19, 1997 (the "Receivables Agreement"), among CNC FINANCE LLC (the "Seller"), COLTEC INDUSTRIES INC, ATLANTIC ASSET SECURITIZATION CORP., LLOYDS BANK PLC, WACHOVIA BANK, N.A. and CREDIT LYONNAIS, a French banking corporation acting through its New York Branch, individually and as agent (the "Agent") for the Investors and the Banks.

                                   RECITALS

                  WHEREAS, the Seller and the Agent have agreed subject to the terms and conditions of this Amendment, to amend the Receivables Agreement as hereinafter set forth. Terms used herein but not defined herein shall have the meaning assigned thereto in the Receivables Agreement.

                  NOW, THEREFORE, the parties agree as follows:

                  1. Amendment of Receivables Agreement. The Receivables Agreement and all documents entered into in connection therewith are hereby amended as follows:

              (a) The definition of "Purchase Limit" shall be amended by replacing the dollar figure $85,000,000 with the dollar figure $95,000,000.

              (b) The Bank Commitments as of the date hereof are as follows:

                      Credit Lyonnais                $40,000,000
                      Lloyds Bank PLC                $30,000,000
                      Wachovia Bank, N.A.            $25,000,000

                  2. Execution in Counterparts, Etc. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same amendment. The delivery of a signed signature page to this Amendment by telecopy transmission shall constitute due execution and delivery of this Amendment for all purposes.

                  3. Receivables Agreement in Full Force and Effect. Except as amended by this Amendment, all of the provisions of the Receivables Agreement and all of the provisions of all other documentation required to be delivered with respect thereto shall remain in full force and effect from and after the date hereof.

                  4. References to Receivables Agreement. From and after the date hereof, (a) all references in the Receivables Agreement to "this Agreement," "hereof," "herein," or similar terms and (b) all references to the Receivables Agreement in each agreement, instrument and other document executed or delivered in connection with the Receivables Agreement, shall mean and refer to the Receivables Agreement, as amended by this Amendment.

                  5. Further Assurances. The parties hereto agree to execute and deliver any and all further agreements, certificates and other documents reasonably necessary to implement the provisions of this Amendment.

                  6. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York without giving effect to the conflict of laws principles thereof.


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                                   [Amendment 1 - Coltec Receivables Agreement]



                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


SELLER:                         CNC FINANCE LLC

                       By:      CNC Member Inc.


                                By: /s/ Thomas B. Jones, Jr.
                                    ---------------------------------------
                                    Name:  Thomas B. Jones, Jr.
                                    Title: Vice President and Treasurer

                       By:      Coltec North Carolina Inc


                                By: /s/ Thomas B. Jones, Jr.
                                    ---------------------------------------
                                    Name:  Thomas B. Jones, Jr.
                                    Title: Vice President and Treasurer


AGENT:                          CREDIT LYONNAIS NEW YORK BRANCH,
                                as Agent


                                By: /s/ David C. Fink
                                    ---------------------------------------
                                    Name:  David C. Fink
                                    Title: First Vice President


                                       2


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                               SCHEDULE 4.01(n)

                                   Attached